Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLIE MAE REPORTS THIRD QUARTER 2017 RESULTS

PLEASANTON, Calif. - October 26, 2017 - Ellie Mae® (NYSE:ELLI), the leading cloud-based platform provider for the mortgage finance industry, today reported results for the third quarter ended September 30, 2017.

Third Quarter 2017 Highlights

•	Revenue of $107.0 million, up 7% from $100.4 million in 2016

•	Net income of $14.5 million[1], up from $13.8 million in 2016

•	Adjusted EBITDA of $37.6 million, up from $37.1 million in 2016

•	8,100 Encompass seats booked

“We delivered strong third quarter results with better than expected revenue and adjusted EBITDA,” said Jonathan Corr, president and CEO of Ellie Mae. “Seat bookings of 8,100 were also solid despite a tough quarter in which some of our customers were affected by devastating hurricanes in two of our major markets.”

“Shortly after the quarter ended we closed our acquisition of Velocify, a leading sales acceleration software platform. With this acquisition, we see a tremendous opportunity for our customers to drive better lead optimization and for us to further our goal of fully automating the mortgage process. We believe the acquisition helps us accelerate our delivery of the front end digital experience combined with Encompass CRM and Consumer Connect. This also introduces a key opportunity for us to drive more long-term value and increased revenue per loan with both new and existing customers.”

Financial Results
Total revenue for the third quarter of 2017 was $107.0 million, compared to $100.4 million for the third quarter of 2016. Net income for the third quarter of 2017 was $14.5 million1, or $0.41 per diluted share, compared to $13.8 million, or $0.41 per diluted share, for the third quarter of 2016. Third quarter 2017 net income reflects the impact of changes to the GAAP tax treatment of stock compensation benefits.

On a non-GAAP basis, adjusted net income for the third quarter of 2017 was $18.8 million, or $0.53 per diluted share, compared to $20.0 million, or $0.60 per diluted share, for the third quarter of 2016. Adjusted EBITDA for the third quarter of 2017 was $37.6 million, compared to $37.1 million for the third quarter of 2016. GAAP and non-GAAP per share results for the quarters ended September 30, 2017 and September 30, 2016 include the effect of an additional 3.2 million shares and 1.8 million shares, respectively, from the follow-on offering in August 2016.

________________
1 Please see paragraph titled, “Note Regarding Employee Share-Based Payment Accounting Standard.”

Fourth Quarter and Full Year 2017 Financial Outlook
For the fourth quarter of 2017, our revenue is expected to be in the range of $107.0 million to $109.0 million. Net income is expected to be in the range of $(1.0) million to $1.0 million, or $(0.03) per basic share to $0.03 per diluted share, which reflects amortization of intangibles and integration costs related to the Velocify acquisition. On a non-GAAP basis, adjusted net income is expected to be in the range of $7.0 million to $10.5 million, or $0.19 to $0.29 per diluted share, which reflects the non-GAAP tax adjustment. Adjusted EBITDA is expected to be in the range of $23.0 million to $25.0 million. Per share guidance assumes a weighted average share count of approximately 36 million.

For the full year 2017, revenue is expected to be in the range of $411.0 million to $413.0 million. Net income is expected to be in the range of $42.0 million to $44.0 million, or $1.17 to $1.22 per diluted share. On a non-GAAP basis, adjusted net income is expected to be in the range of $53.0 million to $56.5 million, or $1.47 to $1.56 per diluted share, which reflects the non-GAAP tax adjustment. Adjusted EBITDA is expected to be in the range of $117.0 million to $119.1 million. Per share guidance assumes a weighted average share count of approximately 36 million.

Additional information about the non-GAAP financial measures presented in this release, including a reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth below under the section entitled “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call
Ellie Mae (the “Company”) will discuss its third quarter 2017 results today, October 26, 2017, via teleconference at 4:30 p.m. Eastern Time. To access the call, please dial 888-218-8142 or 719-457-2734 at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the Company’s website at http://investor.elliemae.com. An audio replay of the call will be available through November 9, 2017 by dialing 888-203-1112 or 719-457-0820 and entering access code 6110218.

Use of Non-GAAP Financial Measures
Ellie Mae provides investors with the non-GAAP financial measures of adjusted net income, adjusted EBITDA, adjusted gross profit, and free cash flow in addition to the traditional GAAP operating performance measure of net income as part of its overall assessment of its performance. Adjusted net income consists of net income plus stock-based compensation expense, amortization of intangible assets as well as the income tax effects of the adjustments. EBITDA consists of net income plus depreciation and amortization, amortization of intangible assets, and income tax provision, less other income, net. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense. Adjusted gross profit consists of gross profit plus stock-based compensation and amortization of intangible assets that are included in cost of revenues. Free cash flow consists of net cash provided by operating activities less acquisition of property and equipment and internal-use software. Ellie Mae uses adjusted net income, adjusted EBITDA, and adjusted gross profit as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, the amortization of intangibles related to acquisitions, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude stock-based compensation expense from adjusted net income, adjusted EBITDA, and adjusted gross profit because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the Company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. The income tax effects are calculated based on the annual non-GAAP effective tax rate, which quantifies the tax effects of the non-GAAP adjustments. These non-GAAP measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income or operating income or other financial measures calculated in accordance with GAAP. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income, EBITDA, adjusted EBITDA, adjusted gross profit, and free cash flow differently than the Company does, further limiting their usefulness as a comparative measure. A reconciliation of net income to adjusted net income, EBITDA and adjusted EBITDA, gross profit to adjusted gross profit, and operating cash flow to free cash flow are included in the tables below.

Note Regarding Employee Share-Based Payment Accounting Standard
Ellie Mae adopted an accounting standard issued in 2016 where excess tax benefit generated upon the settlement or exercise of stock awards are no longer recognized as additional paid-in capital, but are instead recognized as an income tax benefit. The adoption was effective January 1, 2017 and the Company recognized a benefit to GAAP net income of $2.3 million and $15.5 million for the three and nine months ended September 30, 2017. The adoption also resulted in a $5.5 million increase in net cash provided by operating activities and a corresponding $5.5 million decrease in net cash provided by financing activities for the nine months ended September 30, 2016.

Disclosure Information
Ellie Mae uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor Ellie Mae’s investor relations website in addition to following Ellie Mae’s press releases, SEC filings, and public conference calls and webcasts.

About Ellie Mae
Ellie Mae (NYSE:ELLI) is the leading cloud-based platform provider for the mortgage finance industry. Ellie Mae’s technology solutions enable lenders to originate more loans, reduce origination costs, and shorten the time to close, all while ensuring the highest levels of compliance, quality and efficiency. Visit EllieMae.com or call (877) 355-4362 to learn more.

Forward-Looking Statements
This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include projected revenue, net income, adjusted EBITDA, and adjusted net income for the fourth quarter and fiscal year 2017, as well as statements regarding Ellie Mae’s ability to successfully integrate Velocify’s software solutions with Ellie Mae’s software solutions and the potential benefits of the combined software solutions. These statements involve known and unknown risks, uncertainties, and other factors which may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in the volume of residential mortgages in the United States; changes in other macroeconomic factors affecting the residential real estate industry; changes in strategic planning decisions by management; the Company’s ability to manage growth and expenses as it continues to scale its business; reallocation of internal resources; costs incurred and delays in developing new products; changes in anticipated rates of SaaS seat additions, and new customer acquisitions; the possibility that economic benefits of future opportunities may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays and disruptions, including changing relationships with partners, customers, employees or suppliers; the satisfactory performance, reliability and availability of the Company’s products and services; the amount of costs incurred in connection with supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry and other risk factors included in documents that Ellie Mae has filed with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2016 as updated from time to time by the Company’s quarterly reports on Form 10-Q and its other filings with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

IR CONTACTS:

Alex Hughes
VP of Investor Relations
Ellie Mae, Inc.
(925) 227-7079
IR@elliemae.com

Lisa Laukkanen
The Blueshirt Group for Ellie Mae, Inc.
(415) 217-4967
lisa@blueshirtgroup.com

PRESS CONTACT:

Erica Harvill
Ellie Mae, Inc.
(925) 227-5913
Erica.Harvill@elliemae.com

# # #

© 2017 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, the Ellie Mae logo and other trademarks or service marks of Ellie Mae, Inc. appearing herein are property of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Ellie Mae, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$246,832	$380,907
Short-term investments	119,327	41,841
Accounts receivable, net of allowance for doubtful accounts of $270 and $45 as of September 30, 2017 and December 31, 2016, respectively	48,987	39,358
Prepaid expenses and other current assets	17,324	15,209
Total current assets	432,470	477,315
Property and equipment, net	166,864	126,297
Long-term investments	112,874	45,931
Intangible assets, net	14,056	17,289
Deposits and other assets	18,132	10,138
Goodwill	74,547	74,547
Total assets	$818,943	$751,517
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$14,537	$15,942
Accrued and other current liabilities	21,121	39,809
Deferred revenue	20,322	23,126
Total current liabilities	55,980	78,877
Other long-term liabilities	16,316	17,732
Total liabilities	72,296	96,609

Stockholders' equity:
Common stock, $0.0001 par value per share; 140,000,000 authorized shares, 34,526,383 and 33,685,649 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	3	3
Additional paid-in capital	646,343	612,098
Accumulated other comprehensive loss	(211)	(219)
Retained earnings	100,512	43,026
Total stockholders' equity	746,647	654,908
Total liabilities and stockholders' equity	$818,943	$751,517

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended September 30,		Nine Months ended September 30,
	2017	2016	2017	2016
Revenues	$107,029	$100,381	$304,156	$264,104
Cost of revenues(1)	39,603	32,218	112,638	87,302
Gross profit	67,426	68,163	191,518	176,802
Operating expenses:
Sales and marketing(1)	13,522	12,654	46,762	40,446
Research and development(1)	15,901	15,081	49,354	42,196
General and administrative(1)	20,159	19,360	55,828	52,885
Total operating expenses	49,582	47,095	151,944	135,527
Income from operations	17,844	21,068	39,574	41,275
Other income, net	1,140	204	2,403	565
Income before income taxes	18,984	21,272	41,977	41,840
Income tax provision (benefit)	4,465	7,492	(964)	14,966
Net income	$14,519	$13,780	$42,941	$26,874
Net income per share of common stock:
Basic	$0.42	$0.43	$1.26	$0.88
Diluted	$0.41	$0.41	$1.20	$0.84
Weighted average common shares used in computing net income per share of common stock:
Basic	34,275,116	31,916,910	34,004,025	30,407,020
Diluted	35,784,972	33,482,533	35,803,817	32,039,083

Net income	$14,519	$13,780	$42,941	$26,874
Other comprehensive income, net of taxes
Unrealized gain (loss) on investments	53	(107)	8	322
Comprehensive income	$14,572	$13,673	$42,949	$27,196

(1) Includes stock-based compensation expense of the following for the periods presented:
Cost of revenues	$1,810	$1,381	$4,929	$3,483
Sales and marketing	1,346	1,243	3,780	3,180
Research and development	2,043	1,969	6,002	5,417
General and administrative	3,700	4,155	10,549	11,376
	$8,899	$8,748	$25,260	$23,456

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$42,941	$26,874
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,024	14,487
Amortization of intangible assets	3,233	4,442
Stock-based compensation expense	25,260	23,456
Deferred income taxes	(1,259)	9,363
Loss on disposal of property and equipment	—	5
Amortization (accretion) of investments	(948)	779
Changes in operating assets and liabilities:
Accounts receivable, net	(9,628)	(19,267)
Prepaid expenses and other current assets	(2,115)	(1,381)
Deposits and other assets	508	(2,298)
Accounts payable	625	(349)
Accrued, other current and other liabilities	(12,271)	1,238
Deferred revenue	(2,749)	3,759
Net cash provided by operating activities	69,621	61,108
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(24,919)	(21,074)
Acquisition of internal-use software	(40,047)	(25,218)
Purchases of investments	(213,749)	(49,201)
Maturities of investments	70,276	45,494
Sale of investments	—	20,000
Net cash used in investing activities	(208,439)	(29,999)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(587)	(2,954)
Proceeds from issuance of common stock under employee stock plans	17,590	15,339
Proceeds (payment) of issuance costs relating to common stock issued in public offering	(15)	271,411
Tax payments related to shares withheld for vested restricted stock units	(12,245)	(4,762)
Net cash provided by financing activities	4,743	279,034
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(134,075)	310,143
CASH AND CASH EQUIVALENTS, Beginning of period	380,907	34,396
CASH AND CASH EQUIVALENTS, End of period	$246,832	$344,539
Supplemental disclosure of cash flow information:
Cash paid for interest	$431	$213
Cash paid for (refunded from) income taxes	$(1,292)	$218
Supplemental disclosure of non-cash investing and financing activities:
Fixed asset purchases accrued but not paid	$3,930	$1,196
Stock-based compensation capitalized to property and equipment	$3,640	$1,927

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended September 30,		Nine Months ended September 30,
	2017	2016	2017	2016
Net income	$14,519	$13,780	$42,941	$26,874
Depreciation and amortization	9,742	5,808	26,024	14,487
Amortization of intangible assets	1,077	1,493	3,233	4,442
Other income, net	(1,140)	(204)	(2,403)	(565)
Income tax provision (benefit)	4,465	7,492	(964)	14,966
EBITDA	28,663	28,369	68,831	60,204

Stock-based compensation expense	8,899	8,748	25,260	23,456
Adjusted EBITDA	$37,562	$37,117	$94,091	$83,660

Gross profit	$67,426	$68,163	$191,518	$176,802
Stock-based compensation expense(1)	1,810	1,381	4,929	3,483
Amortization of intangible assets(1)	767	1,174	2,301	3,487
Adjusted gross profit	$70,003	$70,718	$198,748	$183,772

Net income	$14,519	$13,780	$42,941	$26,874
Stock-based compensation expense	8,899	8,748	25,260	23,456
Amortization of intangible assets	1,077	1,493	3,233	4,442
Income tax effects of adjustments(2)	(5,683)	(4,058)	(25,466)	(10,432)
Adjusted net income(2)	$18,812	$19,963	$45,968	$44,340

Shares used to compute adjusted net income per share
Basic	34,275,116	31,916,910	34,004,025	30,407,020
Diluted	35,784,972	33,482,533	35,803,817	32,039,083

Adjusted net income per share
Basic	$0.55	$0.63	$1.35	$1.46
Diluted	$0.53	$0.60	$1.28	$1.38

Ellie Mae, Inc.
NON-GAAP RECONCILIATION - (continued)
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended September 30,		Nine Months ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities(3)	$34,600	$37,902	$69,621	$61,108
Acquisition of property and equipment and internal-use software	(17,688)	(14,353)	(64,966)	(46,292)
Free cash flow	$16,912	$23,549	$4,655	$14,816

(1) Amount represents the cost of revenues portion of stock-based compensation expense and amortization of intangible assets.

(2) The prior period amount has been adjusted to include the tax effects of the adjustments to net income to conform to the current period presentation.

(3) As a result of the Company’s adoption of ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Shared-Based Payment Accounting (“ASU 2016-09”) in the first quarter of 2017, the Company has retrospectively applied the standard to its condensed consolidated statements of cash flows in which the Company no longer classifies the excess tax benefits from employee stock plans as a reduction from operating cash flows. This resulted in a $5.5 million increase in net cash provided by operating activities and a corresponding $5.5 million decrease in net cash provided by financing activities for the nine months ended September 30, 2016.

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Fourth Quarter 2017 Projected Range		Fiscal 2017 Projected Range
Net income (loss)	$(1,000)	$1,000	$42,000	$44,000

Depreciation and amortization	11,500	12,000	37,500	38,000
Amortization of intangible assets	5,000	5,000	8,000	8,500
Income tax provision/other	(2,000)	(3,000)	(5,000)	(6,400)
EBITDA	13,500	15,000	82,500	84,100

Stock-based compensation expense	9,500	10,000	34,500	35,000
Adjusted EBITDA	$23,000	$25,000	$117,000	$119,100

Net income (loss)	$(1,000)	$1,000	$42,000	$44,000
Stock-based compensation expense	9,500	10,000	34,500	35,000
Amortization of intangible assets	5,000	5,000	8,000	8,500
Income tax effects of adjustments	(6,500)	(5,500)	(31,500)	(31,000)
Adjusted net income	$7,000	$10,500	$53,000	$56,500

Shares used to compute non-GAAP net income per share
Basic	34,500,000	34,800,000	33,800,000	34,000,000
Diluted	36,200,000	36,400,000	36,000,000	36,200,000

Projected net income (loss) per share
Basic	$(0.03)	$0.03	$1.24	$1.29
Diluted	$(0.03)	$0.03	$1.17	$1.22

Adjusted net income per share
Basic	$0.20	$0.30	$1.57	$1.66
Diluted	$0.19	$0.29	$1.47	$1.56